UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota		57104
(Address of principal executive offices)		(Zip Code)

(605) 978-2908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Northwestern Corporation (the “Company”), a Delaware corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of April 25, 2006 (the “Merger Agreement”), with Babcock & Brown Infrastructure Limited, an Australian public company (“Parent”), BBI US Holdings Pty Ltd., an Australian company and a direct wholly-owned subsidiary of Parent (“Holding Company”), BBI US Holdings II Corp., a Delaware corporation and direct wholly-owned direct subsidiary of Holding Company (“Holdings”), BBI Glacier Corp., a Delaware corporation and direct wholly-owned subsidiary of Holdings (“Sub”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company (the “Shares”), other than any Shares owned by the Company, Parent, Holding Company, Holdings or Sub or any of their respective subsidiaries, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be canceled and shall be converted automatically into the right to receive $37.00 in cash, without interest.

The consummation of the Merger is subject to the satisfaction or waiver of closing conditions applicable to both Parent and the Company, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of required regulatory approvals and the approval of the transaction by the stockholders of the Company. The Merger Agreement also contains customary representations, warranties and covenants of both Parent and the Company.

Immediately prior to the execution of the Merger Agreement, the Company and LaSalle Bank National Association, a national banking association, as rights agent (the “Rights Agent”), entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of December 5, 2005 (the “Rights Agreement”), which provides that neither the execution of the Merger Agreement nor the consummation of the Merger will trigger the provisions of the Rights Agreement. The Rights Agreement Amendment is further described in Item 3.03 below.

The foregoing descriptions of the Merger Agreement and Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Rights Agreement Amendment, which are filed as exhibits hereto, and are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

Immediately prior to the execution of the Merger Agreement, the Company and the Rights Agent entered into the Rights Agreement Amendment, which provides that neither the execution of the Merger Agreement nor the consummation of the Merger will trigger the provisions of the Rights Agreement.

In particular, the Rights Agreement Amendment provides the following: (i) neither Parent, Holding Company, Holdings, Sub, nor any of their respective affiliates or associates, shall be deemed to be an “Acquiring Person,” (ii) neither a Flip-In Event, an event described in clauses (a)(i), (ii), or (iii) of Section 13 of the Rights Agreement, a Distribution Date, nor a Stock Acquisition Date shall be deemed to have occurred and (iii) no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, Sections 3(a), 7(a), 11(a) or 13 of the Rights Agreement, in each of (i), (ii) and (iii) above, by reason of the approval, execution or delivery of the Merger Agreement or any amendments thereof or the commencement or, prior to termination of the Merger Agreement, the consummation, of any of the transactions contemplated by the Merger Agreement, including the Merger. The Rights Agreement Amendment also redefines “Expiration Date” to include the time immediately prior to the effective time of the Merger.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

Item 8.01 Other Events

On April 25, 2006, the Company issued a press release announcing the execution of the Merger Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1

Agreement and Plan of Merger, dated as of April 25, 2006, among Babcock & Brown Infrastructure Limited, BBI US Holdings Pty Ltd., BBI US Holdings II Corp., BBI Glacier Corp. and Northwestern Corporation.

4.1	Amendment No.1, dated as of April 25, 2006, to the Rights Agreement, dated as of December 5, 2005, between Northwestern Corporation and LaSalle National Bank.

99.1	Press Release, dated April 25, 2006, of Northwestern Corporation, announcing the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

	By:	/s/

Thomas J. Knapp

Vice President, General Counsel

and Corporate Secretary

Date: April 26, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
2.1

Agreement and Plan of Merger, dated as of April 25, 2006, among Babcock & Brown Infrastructure Limited, BBI US Holdings Pty Ltd., BBI US Holdings II Corp., BBI Glacier Corp. and Northwestern Corporation.

4.1	Amendment No.1, dated as of April 25, 2006, to the Rights Agreement, dated as of December 5, 2005, between Northwestern Corporation and LaSalle National Bank.

99.1	Press Release, dated April 25, 2006, of Northwestern Corporation, announcing the Agreement and Plan of Merger.